EXHIBIT 16
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                                            Bederson & Company LLP
                                            Certified Public Accountants
                                            405 Northfield Avenue
                                            West Orange, New Jersey  07052-3003

                                            May 16, 1996


Division of Corporation Finance
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

         Re:      Seiler Pollution Control Systems, Inc.
                  Form 8-K
                  Item 304(a)(3) of Regulation S-K

Sirs:

         As former auditors of Seiler Pollution Control Systems, Inc. ("Seiler"), we submit this letter in accordance with the requirements of Item 304(a)(3) of Regulation S-K. Bederson & Company LLP agrees with the statements made by Seiler in Item 4 to its Form 8-K reporting the change in auditors.

                                                     Very truly yours,



                                                     /s/ Bederson & Company LLP
                                                     --------------------------
                                                         Bederson & Company LLP